UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2020

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $.0001 par value per share	REED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2020 the board of directors of Reed’s, Inc., a Delaware corporation (“Reed’s” or the “company”) promoted Norman E. Snyder, Jr., current Chief Operating Officer, to the position of Chief Executive Officer, effective March 1, 2020. Mr. Snyder will succeed John Bello who has served as Reed’s Interim Chief Executive Officer since September 2019. Mr. Bello will continue to support Reed’s as the Chairman of the Board of Directors and will work closely with Mr. Snyder to ensure a seamless transition.

Mr. Snyder has served as Chief Operating Officer of Reed’s since September 2019 and has over 36 years of multi-faceted experience in operations, sales, marketing, finance, manufacturing, business development and management with public, private, international and start-up companies within the beverage industry. Prior to joining Reed’s, from February 2013 to September 2019, Mr. Snyder served as President and Chief Executive Officer for Avitae USA, LLC, an emerging premium new age beverage company that markets and sells a line of ready-to-drink caffeinated waters. Prior to Avitae, he served as the President and Chief Operating Officer for Adina For Life, Inc., a startup beverage venture that markets and sells ready-to-drink fruit beverages, teas and coffees. Mr. Snyder was also the President and Chief Executive Officer of High Falls Brewing Company, Chief Operating Officer of Rheingold Brewing Company, and Chief Financial Officer, and later Chief Operating Officer, of South Beach Beverage Company, known as SoBe. In prior experience, Mr. Snyder served as Controller for National Football League Properties, Inc. and in various roles at PriceWaterhouseCoopers during an eight-year tenure. He worked with Mr. Bello both at the NFL and Adina for Life in addition to contributing to success at SoBe.

The board granted Mr. Snyder a one-time bonus of 150,000 RSAs vesting March 1, 2020, subject to the conditions and limitations of the company’s Second Amended and Restated 2017 Incentive Compensation Plan (“Plan”), in conjunction with his promotion.

The company and Mr. Snyder are in the process of finalizing an executive employment agreement for Mr. Snyder’s service as Chief Executive Officer. His initial base annual salary will be $300,000.

On February 19, 2020 the board of directors granted John Bello 200,000 RSAs, vesting March 1, 2020, as compensation for his services as Interim Chief Executive Officer.

On February 19, 2020 the board of directors reduced annual compensation packages of non-employee directors to $25,000 in cash plus restricted stock awards valued at $25,000, vesting quarterly. Equity awards (subject to the conditions and limitations of the Plan) .

Additionally, director Daniel J. Doherty III elected to forgo the opportunity to receive equity compensation included in Reed’s standard annual compensation packages for non-employee directors in 2018 and 2019 that he never received.

Item 8.01 Other Events

Reed’s issued a press release on February 24, 2020 announcing the appointment of Norman Snyder as Chief Executive Officer. The press release is attached hereto as Exhibit 99.1.

(d) Exhibits.

Exhibit No.	Title of Exhibit
99.1	Press Release of Reed’s Inc. dated February 24, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: February 25, 2020	By:	/s/ Thomas J. Spisak
Thomas J. Spisak
Chief Financial Officer